UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  November 13, 2008

Maiden Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-34042	N/A
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

48 Par-la-Ville Road, Suite 1141, Hamilton	HM 11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (441) 292-7090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 11, 2008, Maiden Holdings, Ltd issued a press release announcing its results of operations for the third quarter ended September 30, 2008 and the scheduling of a conference call on November 12, 2008 with respect thereto. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is furnished as Exhibit 99.1 to this report.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)
On November 11, 2008, Maiden Holdings, Ltd issued a press release announcing that Art Raschbaum was appointed to serve as the Company's chief executive officer. A copy of the press release is attached as Exhibit 10.1 to this Form 8-K and is furnished as Exhibit 10.1 to this report.

(e)	Maiden Holdings, Ltd. has entered into employment agreements with;

1	Art Raschbaum as the Company's chief executive officer.

2.	John Marshaleck as president of the Company’s wholly owned subsidiary, Maiden RE.

3.	Karen Schmitt as chief operating officer of the Company’s wholly owned subsidiary, Maiden RE.

A copy of employment agreement of the above officers is attached hereto as Exhibits 10.2-10-.4 and is incorporated herein by reference.

Item 8.01	OTHER EVENTS

On November 12, 2008, Maiden Holdings, Ltd held a third quarter 2008 earnings conference call. A copy of the presentation is attached as Exhibit 99.2 to this Form 8-K and is furnished as Exhibit 99.2 to this report.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

10.1	Press release, dated November 11, 2008
10.2	Employment Agreement with Art Raschbaum
10.3	Employment Agreement with John Marshaleck
10.4	Employment Agreement with Karen Schmitt
99.1	Press release, dated November 11, 2008
99.2	Presentation - Third Quarter 2008 Earnings Conference Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maiden Holdings, Ltd.
(Registrant)

Date November 13, 2008

/s/ Ben Turin
Ben Turin
Secretary